          LEASE ACKNOWLEDGMENT, ASSUMPTION AND FOURTH LEASE AMENDMENT
                                   AGREEMENT

     THIS LEASE ACKNOWLEDGMENT, ASSUMPTION AND FOURTH LEASE AMENDMENT
AGREEMENT ("Agreement"), dated as of February 11, 1998 (the "Effective Date"), is entered into by and among PIONEER ASSOCIATES LIMITED LIABILITY COMPANY, a Nevada limited liability company ("Pioneer"), BWBH, INC., a Delaware corporation ("BWBH"), and EDWARD E. SMITH AND SHIRLEY J. SMITH (collectively, "Lessor").

                                  R E C I T A L S:

               Lessor and Wild Card Casino, Inc., a Colorado corporation ("Wild Card") entered into a Lease dated March 17, 1992 (the "Original Lease") by which Lessor leased to Wild Card the premises located at 125 Gregory Street, Black Hawk, Colorado, more particularly described as Lots 3 and 4, Block 29, in the City of Black Hawk, County of Gilpin, Colorado, together with all improvements thereon and appurtenances thereto (the "Premises"). Capitalized words not otherwise defined herein have the meaning set forth in the Lease.

          A. On or about March 24, 1992, Wild Card, for good and valuable consideration, assigned all of its interest in the Lease to Pioneer Group, Inc., a Nevada corporation ("Pioneer Group").

          B. On or about June 9, 1992, Pioneer Group, for good and valuable consideration, assigned all of its interest in the Lease to Pioneer.

          C. By (i) that certain Agreement and Amendment to Lease dated June 19, 1992 ("First Lease Amendment"), (ii) that certain Second Agreement and Amendment to Lease dated May 17, 1993 ("Second Lease Amendment") and (iii) that certain Third Agreement and Amendment to Lease dated May 1, 1994 ("Third Lease Amendment"), Lessor and Pioneer modified the Lease in certain respects. The Original Lease, First Lease Amendment, Second Lease Amendment and Third Lease Amendment shall hereinafter collectively be referred to as the Lease.

          D. Pioneer desires to sell, and BWBH desires to purchase, certain of Pioneer's assets which it owns and operates on the Premises (the "Asset Sale and Purchase") as set forth in that certain Asset Purchase Agreement by and between Pioneer and Colorado Gaming & Entertainment Co., a Delaware corporation ("CGE") dated December 10,

     1997 ("Asset Purchase Agreement"), as such Asset Purchase Agreement has been assigned by CGE to BWBH.

          E. In connection with the Asset Sale and Purchase, Pioneer desires to assign to BWBH Pioneer's rights as lessee under the Lease and BWBH desires to assume Pioneer's obligations under the Lease.

          F. Pioneer and BWBH desire to obtain Lessor's consent to the assignment of the Lease and Lessor has agreed to permit and consent to the assignment, subject to the terms and conditions of this Agreement.

          G. BWBH and Lessor also desire to modify the Lease in certain respects, to be effective upon BWBH's and Pioneer's closing of the Asset Sale and Purchase, as set forth herein.

     NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. ASSIGNMENT. Upon the closing of the Asset Sale and Purchase, as evidenced by the execution and delivery of an assignment and assumption agreement attached hereto as EXHIBIT A ("Assignment and Assumption Agreement"), Pioneer will assign and transfer to BWBH all of Pioneer's right, title and interest as tenant in and to the Lease, for the duration of the term of the Lease, as such term may be extended, which Assignment and Assumption Agreement will be dated as of and effective upon the date that Pioneer and BWBH close the Asset Sale and Purchase ("Closing Date").

     2. ASSUMPTION. Upon the closing of the Asset Sale and Purchase, BWBH will, in the Assignment and Assumption Agreement, accept the terms of this Agreement and assume and be bound by all obligations of Pioneer as tenant, including the payment of all rent and other sums and performance of all covenants of Pioneer as tenant pursuant to the Lease, as modified herein. In addition, BWBH shall assume Pioneer's obligations under and be bound by the terms and conditions of the Agreement dated May 1, 1994 between KDL, Inc., Lessor and Pioneer ("Wall Agreement").

     3. CONSENT. Subject to the terms and conditions of this Agreement, Lessor hereby consents to the assignment of the Lease by Pioneer to BWBH, which consent shall be effective upon the Closing Date. All of the parties agree that BWBH and Pioneer may record the Assignment and Assumption Agreement and Lessor's consent thereto in the real property records of the Clerk and Recorder of Gilpin County, Colorado.

     4. RELIANCE ON THIS AGREEMENT. BWBH will consummate the transactions set forth in the Asset Purchase Agreement in reliance upon Lessor's and Pioneer's representations, agreements and covenants contained herein, and but for such representations, agreements and covenants of Pioneer and Lessor as contained herein, BWBH will not consummate the transactions set forth in the Asset Purchase Agreement with Pioneer; provided, however, that Lessor is not responsible for the representations, agreements and covenants of Pioneer.

     5. VALID AGREEMENT. The Lease is a valid agreement between Lessor and Pioneer. The copy of the Lease attached hereto as EXHIBIT B is a true and correct reproduction of the Lease and constitutes the entire agreement between Lessor and Pioneer, except as modified herein.

     6. NO DEFAULTS. For purposes of this Agreement only, there are no uncured defaults by Lessor, Wild Card, Pioneer Group or Pioneer under the Lease. Wild Card, Pioneer Group and Pioneer have paid all rent due to Lessor under the Lease through the Effective Date. To Lessor's and Pioneer's knowledge, there are no conditions or events, either with the giving of notice or lapse of time, or both, which would be treated or constitute defaults of Lessor, Wild Card, Pioneer Group or Pioneer with respect to any of their obligations under the Lease. Lessor agrees to notify BWBH of any default under the Lease subsequent to the date hereof of which Lessor becomes aware.

     7. TERM. The current term of the Lease will expire on September 17, 2022 (the "Term").

     8. RENT. Notwithstanding any provisions in the Lease to the contrary, upon the closing of the Asset Sale and Purchase and commencing upon the Closing Date, BWBH shall pay to Lessor (i) $35,000.00 per month as fixed monthly rent ($10,000 more per month than the amount Pioneer currently pays under the Lease), to be increased by the Denver/Boulder Consumer Price Index for all urban consumers and all items or other similar consumer price index in the event that such Denver/Boulder Consumer Price Index is unavailable (the "CPI"), as provided in, and calculated in accordance with, Section 9 of the Second Lease Amendment, including without limitation, the calculation of such CPI increase on an annual basis, with the increases not to exceed 2% per year and the CPI increase to commence May 17, 1998; and (ii) the same Percentage Rent as provided for in the Lease, which is that amount equal to 40% of the Net Win (as defined in the Lease) of the gaming operations conducted on the Premises. Lessor acknowledges and agrees that the amount of gaming taxes described in Section 3(c)(iii) of the Lease which are used to calculate the Net Win amount shall equal the revenues from the gaming devices on the Premises multiplied by the gaming tax rate which BWBH is obligated to pay on the revenues from the gaming devices on the Premises plus the revenues from the gaming devices on the premises which will be connected to the Premises, and which Premises are depicted in Exhibit C, and which premises are also depicted in Exhibit C attached hereto and incorporated herein by this reference.

     9. SECURITY DEPOSIT. Upon the closing of the Asset Sale and Purchase, BWBH shall pay $150,000 as a security deposit under the Lease (the "Security Deposit") to Clear Creek-Gilpin County Abstract & Title Co. ("Escrow Agent") to be held in an interest-bearing account by Escrow Agent. Upon each anniversary of the Closing Date for the five (5) successive years subsequent to the Closing Date, Escrow Agent shall return to BWBH 20% of the Security Deposit, or $30,000, plus all interest earned thereon. The security deposit shall secure BWBH's full and faithful performance under the Lease, including but not limited to, the payment of all rents owed to Lessor. Lessor shall give notice to BWBH of any default under or breach of the Lease. If BWBH has not cured any such default or breach within thirty (30) days from the date of notice, Lessor shall be entitled to payment of any amounts held by the Escrow Agent in an amount equal to any rent due and owing under the Lease, or if such default or breach is other than the nonpayment of rent, the damages reasonably claimed by Lessor to be caused by the default or breach by BWBH. This remedy shall be in addition to any and all other rights and remedies that Lessor may have under the Lease and applicable law, and withdrawal of any such security deposit by Lessor shall not prejudice any other such rights and remedies of Lessor.

     10. GAMING LICENSURE. If the Colorado Limited Gaming Control Commission ("Commission") deems it necessary, because of the Percentage Rent paid to Lessor under the Lease and hereunder, for Lessor to obtain gaming licensure, Lessor acknowledges and agrees that such gaming licensure shall be its responsibility and obligation, and Lessor will indemnify and hold BWBH harmless from and against and all claims, damages, liabilities and losses arising from Lessor's failure to obtain gaming licensure upon the Commission's directive or their obligation under Commission rules or regulations to obtain same. In the event that the Commission determines that licensure of the Lessor is necessary, and such determination prevents the payment of Percentage Rent to Lessor, BWBH shall pay any Percentage Rents otherwise due under the Lease into an interest-bearing escrow account pending receipt of such license or other determination that such license is not necessary, or pending other arrangements satisfactory to the Commission, provided that, in any event, such Percentage Rents are the sole responsibility of Lessor.

     11. NO LIABILITY FOR LEASE BONUS AND OTHER AMOUNTS. Upon the closing of the Asset Sale and Purchase, the parties acknowledge and agree that BWBH shall not be liable for (i) payment of any portion of the Lease Bonus described in Section 3 of the Original Lease and Section 1(b) of the First Lease Amendment; (ii) any payments due under that certain promissory note evidencing the Lease Bonus debt as described in Section 1(b)(2) of the First Lease Amendment; (iii) any of the amounts set forth in
Section 1 of the First Lease Amendment; (iv) any of the Obligation amounts set forth in Section 1 of the Second Lease Amendment; and (v) the additional consideration amounts set forth in Section 10 of the Second Lease Amendment.

     12. NO LIABILITY FOR PERFORMANCE OF LEASE AS TO OBLIGATION. Pioneer's Obligation to Lessor for past due rent set forth in Section 1 of the Second Lease Amendment shall remain the sole responsibility and obligation of Pioneer, and BWBH's performance or nonperformance under the Lease shall not operate to extinguish the Obligation or cause BWBH to become liable for the Obligation.

     13. GAMING DEVICES SECURITY INTEREST. Upon the closing of the Asset Sale and Purchase, the terms and provisions of Section 13 of the Second Amendment shall be deleted in their entirety.

     14. EMPLOYMENT. Upon the closing of the Asset Sale and Purchase, the terms and provisions of Section 32 of the Original Lease and Section 4 of the Second Lease Amendment shall be deleted in their entirety.

     15. ABATEMENT OF PERCENTAGE RENT DURING CONSTRUCTION PERIOD. Lessor understands and agrees that commencing on the Closing Date, BWBH shall cease operations of its casino business on the Premises for an approximate 90 day period following the Closing Date ("Construction Period") in order to undertake construction, remodeling and renovation work in the Premises, subject to the terms and conditions of the Lease, including, but not limited to Paragraph 9 of the Original Lease. The parties understand and agree that Lessor has previously approved BWBH's construction plans for the Premises, in the form attached hereto as EXHIBIT D. Notwithstanding Section 8 of this Agreement, BWBH shall not be required to pay any Percentage Rent during the Construction Period. The parties understand and agree that BWBH's obligation to pay Percentage Rent shall commence upon BWBH's opening of its casino business on the Premises. Notwithstanding the foregoing, if BWBH has not commenced gaming operations within one hundred twenty (120) days following the Closing Date, BWBH shall pay Lessor the amount of Four Hundred Dollars ($400.00) per day as liquidated damages, the actual amount of damages to Lessor from such delay being difficult to ascertain. BWBH shall continue to pay all monthly fixed rent amounts owing to Lessor during the Construction Period. BWBH shall indemnify and hold Lessor harmless from any and all damages, liabilities, losses and claims, including reasonable attorneys' fees, arising out of any physical damage to the Premises caused by BWBH's construction, remodeling and renovation work on the Premises. BWBH agrees that at the end of the Lease Term, as such Term may be extended, BWBH shall rebuild the wall which connects the Premises to the adjoining premises and shall return the Premises to its present condition as a freestanding building. BWBH shall execute a memorandum regarding its obligations to rebuild such wall and the wall that is subject of the Agreement between KDL, Inc., Lessor and Pioneer dated May 1, 1994 in a form acceptable to the City of Black Hawk. In order to secure BWBH's obligations to rebuild the walls separating the Premises from adjoining properties, BWBH shall pay Lessor, beginning January 1 of the second to last year of the Term, five percent (5%) of the base rent payable during the last two (2) years of the Term, which amounts shall be held by Lessor in escrow, without interest, and shall be returned to BWBH upon returning such walls to their original condition as near as is reasonably possible. In the event that BWBH fails to so rebuild such walls, such amounts held in escrow shall be the sole property of Lessor. This remedy shall be in addition to, and shall not prejudice, any other right or remedy Lessor may have regarding such walls.

     16. CONSENT OF LESSOR TO STRUCTURAL IMPROVEMENTS. The parties agree to amend Paragraph 9(b) of the Original Lease to require that any improvements or alterations to the structure of the Premises shall require the prior written approval of Lessor regardless of the cost of such improvements or alterations.

     17. OPTION TO EXTEND LEASE TERM. Lessor agrees that following the Closing Date, and prior to the expiration of the Term of the Lease, provided that BWBH is not then in default, BWBH shall have the option to extend the Term for an additional period beginning on September 17, 2022 and ending on July 31, 2024, with BWBH paying the same fixed monthly rent and Percentage Rent as BWBH paid Lessor during the Term, as set forth in Section 8 herein. BWBH shall exercise its option to extend the Term by giving Lessor written notice not less than 180 days prior to the expiration of the Term.

     18. BWBH'S LENDERS' SECURITY INTERESTS. Lessor understands and agrees that, upon the closing of the Asset Sale and Purchase, BWBH shall subject BWBH's leasehold interest in the Premises to two deeds of trust which shall be subject to the Lease and this Agreement. The two deeds of trust secure BWBH's indebtedness to BWBH's senior secured lenders which have rights to security interests to after-acquired property, including leasehold interests, of BWBH, in accordance with the loan agreements between BWBH and the senior secured lenders and will in no event encumber Lessor's interest in the Real Property.

     19. ASSIGNMENT. BWBH may not assign any of its obligations under the Lease and this Agreement without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

     20. FURTHER ASSURANCES. On the Closing Date, Lessor and Pioneer agree to recertify that the representations contained in this Agreement are true and correct as of the Closing Date and that the covenants and agreements contained in this Agreement are in full force and effect through the Closing Date.
Also, on the Closing Date, Lessor agrees to execute a consent to the assignment of the Lease by Pioneer to BWBH in a form acceptable to Lessor.

     21. NOTICES. Upon the closing of the Asset Sale and Purchase, the address for notice to Lessee under Section 27 of the Original Lease shall be amended as follows:

          BWBH, Inc.
          c/o Alan L. Mayer, Esq.
          12596 W. Bayaud Ave.
          Suite 450
          Lakewood, Colorado  80228

     22. COUNTERPARTS. This Agreement may be executed in several counterparts each of which shall be an original and all of which, when taken together, shall constitute one instrument notwithstanding that all parties have not executed the same counterpart. The parties agree that signatures transmitted by facsimile shall be binding as if they were original signatures.

     23. ENTIRE AGREEMENT. The Original Lease, First Amendment, Second Amendment, Third Amendment, Wall Agreement and this Agreement constitute the entire agreement between the parties. This Agreement supersedes all written or oral representations and/or negotiations made by and between the parties leading up to this Agreement. Except as the Lease is expressly amended by this Agreement, the Lease shall continue in full force and effect.

     24. AMENDMENT. This Agreement may be amended only in writing signed by the parties to the Agreement affected thereby.

     25. ATTORNEYS' FEES AND COSTS. The prevailing party in any action including but not limited to, any judicial action, mediation and/or arbitration, brought to interpret or enforce this Agreement and the Lease shall be entitled to an award of that party's attorneys' fees and costs against the other party or parties.

     26. JURISDICTION, VENUE AND GOVERNING LAW. Jurisdiction and venue of any action brought to interpret or enforce this Agreement shall be solely in the state courts of Gilpin County, State of Colorado. This Agreement shall be governed by the laws of the State of Colorado.

     27. NO WAIVER. No waiver by Lessor of any breach or default by Wild Card, Pioneer Group or Pioneer of any obligations, agreements or covenants under the Lease shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Lessor in seeking a remedy for any breach or default by Wild Card, Pioneer Group or Pioneer be a waiver of Lessor of any rights or remedies with respect to such or any subsequent breach or default, except as expressly provided in any written amendment to the Lease.

     28. BINDING EFFECT. This Agreement is binding on the parties and their successors and permitted assigns.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties on the dates below, to be effective as of the Effective Date.

                              Pioneer:

                              PIONEER ASSOCIATES LIMITED LIABILITY COMPANY, a Nevada limited liability company, By Pioneer Group, LLC, Manager

                              By: /s/ M. Chaput
                                 ----------------------------------
                              Title: Agent
                                    -------------------------------
                              Date:  2-10-98
                                   --------------------------------

     State of Colorado      )
                            ) ss.
     County of Gilpin       )

     The foregoing instrument was acknowledged before me this 10th day of February, 1998, by M. Chaput of Pioneer Associates Limited Liability Company, a Nevada limited liability company.

     Witness my hand and official seal.

     My commission expires Sept. 1, 2000.


                                        /s/ R.H.S. French
                                   ------------------------------
                                           Notary Public

                              BWBH:

                              BWBH, INC., a Delaware corporation

                              By: /s/ Alan L. Mayer
                                 ----------------------------------
                              Title: Vice President and Secretary
                                    -------------------------------
                              Date:  February 11, 1998
                                   --------------------------------

     State of Colorado    )
                          ) ss.
     County of Denver     )

     The foregoing instrument was acknowledged before me this 11th day of February, 1998, by Alan L. Mayer as V.P. and Secretary of BWBH, INC., a Delaware corporation.

     Witness my hand and official seal.

     My commission expires Sept. 1, 2000.


                                         /s/ R.H.S. French
                                   ------------------------------
                                           Notary Public



                              Lessor:

                              /s/ Edward E. Smith
                              -------------------------------------
                              Edward E. Smith

                              Date: February 11, 1998
                                   --------------------------------

     State of Colorado   )
                         ) ss.
     County of __________)

     The foregoing instrument was acknowledged before me this ___________ day of ____________________, 1998, by Edward E. Smith.

     Witness my hand and official seal.

     My commission expires ______________________________________.



                                   ------------------------------
                                        Notary Public

                              /s/ Shirley J. Smith
                              -------------------------------------
                              Shirley J. Smith

                              Date: February 11, 1998
                                   --------------------------------

     State of Colorado    )
                          ) ss.
     County of ___________)

     The foregoing instrument was acknowledged before me this ___________ day of ____________________, 1998, by Shirley J. Smith.

     Witness my hand and official seal.

     My commission expires ______________________________________.



                                   ------------------------------
                                        Notary Public